SECURITIES AND EXCHANGE COMMISSION

Washington DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

June 28, 2002

Date of Report

(Date of earliest event reported)

POWERCOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

33-19584

23-2582701

(State of Incorporation)   (Commission File No.)   (IRS Employer Ident. No.)

115 Canfield Road

La Vernia, Texas 78121

(Address of principal executive offices)

830 779-5223

(Registrant's telephone number)

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5 - OTHER EVENTS

Effective as of June 30, 2002, the Registrant has dissolved four of its wholly owned operating companies: Nauticon, Inc., Channel Freeze Technologies, Inc., Rotary Power Enterprise, Inc. and Power Sources, Inc., and;

Effective as of July1, 2002, the Registrant has reorganized its wholly owned operating companies into four subsidiary companies:  PowerCold Products, Inc., Ultimate Comfort Systems, Inc., Alturdyne Energy Systems, Inc., and Technicold Services, Inc.

Effective as of July 1, 2002, the Board of Directors elected the Registrant’s officers as follows:

Francis L. Simola

President and Chief Executive Officer

Jack H. Kazmar

Chief Operating Officer and Treasurer

George C. Briley

Chief Technology Officer and Secretary

Joseph C. Cahill

Vice President Administration and Finance

Grayling Hofer

Corporate Controller

James P. Chirieleison

Vice President Sales and Marketing

Dean S. Calton

Vice President Engineering and Manufacturing

Effective as of July 1, 2002, the Board of Directors elected officers of the subsidiary company’s as follows:

Dean S. Calton

President, PowerCold Products, Inc.

Robert Yoho

President, Ultimate Comfort Systems, Inc.

Joseph C. Cahill

President, Alturdyne Energy Systems, Inc.

George C. Briley

President, Technicold Services, Inc.

Nauticon, Inc. has been dissolved as a corporate entity, and all assets have been transferred to PowerCold Products, Inc., which will manufacture and market all Nauticon products.

Channel Freeze Technologies, Inc. has been dissolved as a corporate entity, and the technology has been transferred back to the original owners. The Registrant is allocating all its resources into its current product line, therefore, management decided there was no current synergy for the Channel Freeze technology and does not foresee the technology in the Registrant’s future business plans.

Rotary Power Enterprise, Inc. has been dissolved as a corporate entity, and all assets have been transferred to Alturdyne Energy Systems, Inc., which will market the natural gas rotary power engine products.

Power Sources, Inc. has been dissolved as a corporate entity, and the Registrant has formed a new wholly owned subsidiary, Alturdyne Energy Systems, to market all the Registrants power related products, including cogeneration, Combined Heat and Power (CHP), natural gas rotary power engines and gensets. In order to provide greater revenue and profits, by facilitating maximum flexibility with equipment and construction vendors, and by supporting design, engineering and installation projects.

The Registrant has terminated by mutual agreement all contracts with Utility Metal Research, Inc. (“UMRI”) and transferred all open contracts through May 31, 2002 back to UMRI without penalty.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

None

ITEM 8 - CHANGE IN FISCAL YEAR

None

Signatures

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWERCOLD CORPORATION

Date: June 28, 2002

/S/  Francis L. Simola

Francis L. Simola

President and CEO